UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2017

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on November 30, 2017, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the nine individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2018 and until their successors have been duly elected and qualified, (ii) approve, by non-binding advisory vote, the Company’s Say on Pay Vote and (iii) approve to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Dr. Lawrence Howard	7,008,054	1,571,075	6,809,068
Kenneth Ferry	7,514,234	1,064,895	6,809,068
Dr. Rachel Brem	7,008,654	1,570,475	6,809,068
Anthony Ecock	7,514,534	1,064,595	6,809,068
Dr. Robert Goodman	7,514,544	1,064,585	6,809,068
Steven Rappaport	7,514,034	1,065,095	6,809,068
Andrew Sassine	8,229,408	349,721	6,809,068
Somu Subramaniam	7,005,144	1,573,985	6,809,068
Dr. Elliot Sussman	6,878,654	1,700,475	6,809,068

2)	The votes cast by stockholders with respect to the non-binding advisory vote on executive officer compensation were as follows:

5,282,278 shares FOR the proposal, 3,278,464 shares AGAINST the proposal, 18,387 ABSTENTIONS and 6,809,068 BROKER NON-VOTES.

3)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

15,325,398 shares FOR the proposal, 48,144 shares AGAINST the proposal and 14,655 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Richard Christopher
Richard Christopher Chief Financial Officer

Date: December 4, 2017